(212) 408-6900







                                 April 29, 1998

American Skandia Life Assurance Corporation
One Corporate Drive
Shelton, Connecticut  06484

Re: Pre-effective Amendment No. 2 on Form S-6 filed by American Skandia Life Assurance Corporation, Separate Account F, Registrant Registration No.: 333-38119
         Related Investment Company Act Filing on Form N-8B-2: 811-08447 Our File No. 74877-00-101

Dear Mesdames and Messrs.:

         You have requested us, as general counsel to American Skandia Life Assurance Corporation ("American Skandia"), to furnish you with this opinion in connection with the above-referenced registration statement by Registrant and American Skandia, the Depositor, under the Securities Act of 1933, as amended, (the "Registration Statement") of a certain Single Premium Variable Life Insurance Contract (the "Contract") that will be issued by American Skandia.

         We have made such examination of the statutes and authorities, corporate records of American Skandia, documents relating to Registrant, and other documents as in our judgment are necessary to form a basis for opinions hereinafter expressed.

         In our examinations, we have assumed the genuineness of all signatures on, and authenticity of, and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of American Skandia, the Registrant, and others.

         Based upon the foregoing, we are of the opinion that:

         1. American Skandia is a validly existing corporation under the laws of the State of Connecticut.

American Skandia Life
Assurance Corporation
April 29, 1998
Page 2


         2. The form of the Contract has been duly authorized by American Skandia, and has been or will be filed in states where it is eligible for approval, and upon issuance in accordance with the laws of such jurisdictions, and with the terms of the Prospectus, will be valid and binding upon American Skandia.

         We hereby consent to the use of this opinion as an exhibit to this Pre-effective Amendment No. 2 to the Registration Statement on Form S-6 under the Securities Act of 1933, as amended, and to the reference to our name under the heading "Legal Experts" included in the Registration Statement.

                                                     Very truly yours,


                                                  /s/Werner & Kennedy
                                                     WERNER & KENNEDY




G:Legal/Andrea/FormS6SPVLI